OPINION AND CONSENT OF ACTUARY

      On behalf of AIG Life Insurance Company, I hereby consent to the inclusion of the Table of Maximum Initial Surrender Charges Per $1,000 of Face Amount, in a Registration Statement on Form S-6 registering Variable Life Insurance Policies.


                                                  /s/ Christine E. Dugan
                                                  ------------------------------
                                                  Christine E. Dugan, FSA, MAAA